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                                                                 EXHIBIT (16)(o)

THE GALAXY FUND (INSTITUTIONAL TREASURY MONEY MARKET FUND)


                       SCHEDULE FOR COMPUTATION OF PERFORMANCE
                                      QUOTATIONS


     For the Seven-Day Period Ended July 31, 1993

          Last 7 Daily Dividend Factors:

               DAY 1:    .000082074
               DAY 2:    .000081680
               DAY 3:    .000082080
               DAY 4:    .000082490
               DAY 5:    .000081955
               DAY 6:    .000081897
               DAY 7:    .000081897
                         ----------
                         .000574073     = BASE PERIOD RETURN
                                             (BPR)

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ANNUALIZED YIELD = (BPR/1) X 365/7           2.99%

                           365/7
EFFECTIVE YIELD = (BPR + 1)      -1           3.04%